EXHIBIT 2

                              BULL RUN CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
           (Dollars and shares in thousands, except per share amounts)



                                                              Three Months Ended          Nine Months Ended
                                                                 September 30                September 30
                                                              1996       1995             1996       1995
                                                              ----       ----             ----       ----

Primary:
     Income before cumulative effect of
       accounting change and extraordinary item              $ 5,480      $   27         $ 5,821      $  671
     Cumulative effect of accounting change                                                 (274)
     Extraordinary item                                         (295)                       (295)
                                                              ------        ----          ------        ----
     Net income                                              $ 5,185      $   27         $ 5,252      $  671
                                                              ======        ====          ======        ====

Primary shares:
     Weighted average number of shares
       outstanding                                            21,971      22,099          22,058      22,120
     Assuming exercise of options                                880       1,260             960       1,121
                                                             -------      ------         -------      ------
     Weighted average number of shares
       outstanding, as adjusted                               22,851      23,359          23,018      23,241
                                                              ======      ======          ======      ======

Primary earnings per share:
     Income before cumulative effect of
       accounting change and extraordinary item               $  .24      $  .00         $   .25      $  .03
     Cumulative effect of accounting change                                                 (.01)
     Extraordinary item                                         (.01)                       (.01)
                                                                ----        ----            ----      ----
     Net income                                               $  .23      $  .00         $   .23      $  .03
                                                                ====        ====            ====        ====

Assuming Full Dilution:
     Income before cumulative effect of
       accounting change and extraordinary item              $ 5,480      $   27         $ 5,821      $  671
     Cumulative effect of accounting change                                                 (274)
     Extraordinary item                                         (295)                     (295)
                                                              ------       -----         ------        -----
     Net income                                              $ 5,185      $   27         $ 5,252      $  671
                                                              ======       =====          ======       =====

Fully diluted shares:
     Weighted average number of shares
       outstanding                                            21,971      22,099          22,058      22,120
     Assuming exercise of options                                880       1,287             960       1,288
                                                             -------      ------          ------      ------
     Weighted average number of shares
       outstanding, as adjusted                               22,851      23,386          23,018      23,408
                                                              ======      ======          ======      ======

Fully diluted earnings per share:
     Income before cumulative effect of
       accounting change and extraordinary item               $  .24      $  .00         $   .25      $  .03
     Cumulative effect of accounting change                                                 (.01)
     Extraordinary item                                         (.01)                       (.01)
                                                                ----        ----            ----        ----
     Net income                                               $  .23      $  .00         $   .23      $  .03
                                                                ====        ====            ====        ====
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